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                                EXHIBIT (4)(3)

                               OPTION AGREEMENT

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                              OPTION TO PURCHASE
                                COMMON STOCK
                                      OF
                       DEBBIE REYNOLDS HOTEL & CASINO, INC.

     This is to certify that PETER D. BISTRIAN CONSULTING, INC. ("Optionee") is entitled, subject to the terms and conditions hereinafter set forth, to purchase 486,000 shares of Common Stock, $.0001 par value per share (the "Common Shares") of DEBBIE REYNOLDS HOTEL & CASINO, INC., a Nevada corporation (the "Company"), from the Company at the price per share and on the terms set forth herein and to receive a certificate of the Common Shares so purchased on presentation and surrender to the Company with the subscription form attached, duly executed and accompanied by payment of the purchase price of each share purchased either in cash or by certified or bank cashier's check or other check payable to the order of the Company.

     The purchase rights represented by this Option are exercisable commencing December 10, 1995 through and including December 10, 1997 at a price per Common Share of $0.75.

     Subject to the above conditions, the purchase rights represented by this Option are exercisable at the option of the registered owner hereof in whole at any time, or in part from time to time, within the period specified; provided, however, that such purchase rights shall not be exercisable with respect to a fraction of a Common Share. In case of the purchase of less than all the Common Shares purchasable under this Option, the Company shall cancel this Option on surrender hereof and shall execute and deliver a new Option of like tenor and date for the balance of the shares purchasable hereunder.

     The Company agrees at all times to reserve or hold available a sufficient number of Common Shares to cover the number of shares issuable on exercise of this and all other Options of like tenor then outstanding.

     This Option shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company, or to any other rights whatever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect to this Option or the interest represented hereby or the Common Shares purchasable hereunder until or unless, and except to the extent that, this Option shall be exercised.

     In the event that the outstanding Common Shares hereunder are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

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          (a) The aggregate number and kind of Common Shares subject to this
Option shall be adjusted appropriately;

          (b) Rights under this Option, both as to the number of subject Common Shares and the Option price, shall be adjusted appropriately; and

          (c) Where dissolution or liquidation of the company or any merger or combination in which the Company is not a surviving corporation is involved, this Option shall terminate, but the registered owner of this Option shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his Option in whole or in part to the extent that it shall not have been exercised.

     The foregoing adjustments and the application of the foregoing provisions may provide for the elimination of fractional share interests.

     The Option and all rights hereunder shall not be transferrable otherwise than by will or the laws of descent and distribution and except to the sole shareholder of Optionee.

     The Company shall not be required to issue or deliver any certificate of Common Shares purchased on exercise of this Option or any portion thereof prior to fulfilment of all the following conditions:

          (a) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other government regulatory body which is necessary;

          (b) The obtaining of any approval or other clearance from any federal or state government agency which is necessary.

     The Company agrees to file an appropriate registration statement under the Securities Act of 1933 as soon as practicable in order to register the underlying Common Shares under such Act.

     IN WITNESS WHEREOF, the Company has caused this Option to be executed by the signature of its duly authorized officer.

                                DEBBIE REYNOLDS HOTEL & CASINO, INC.

                                By: ____________________________
                                    Todd Fisher, President

Dated: December 5, 1995

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                                SUBSCRIPTION FORM

     (To be executed by the registered holder to exercise the rights to purchase Common Shares evidenced by the within Option).


Debbie Reynolds Hotel & Casino, Inc.
305 Convention Center Drive
Las Vegas, Nevada 89109


     The undersigned hereby irrevocably subscribes for Common Shares pursuant to and in accordance with the terms and conditions of this Option, and hereunder makes payment of $_________________ therefor, and requests that a certificate of such Common Shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below, and if such number of shares shall not be all of the shares purchasable hereunder, that a new Option of like tenor for the balance of the remaining Common Shares purchasable hereunder shall be delivered to the undersigned at the address stated below.

Dated: __________________________ Signed: ___________________________

                                 Address: ___________________________
                                          ___________________________
                                          ___________________________

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